UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2020

Thunder Energies Corporation

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54464	45-1967797
(Commission File Number)	(I.R.S. Employer Identification No.)

3017 Greene St, Hollywood, FL 33020

(Address of principal executive offices)

(786) 686-0231

(Registrant’s telephone number, including area code)

111 Moorings Dr., Lantana, Florida 33426

(561) 560-4302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Company Description:

Nature Consulting, Inc. based in Miami, Florida, is one of the nation’s leading suppliers of top quality CBD products and the U.S. premier source for turnkey white and private label hemp extract product solutions. Its mission is to be the leading seed-to-sale manufacturer and supplier of high-quality CBD products in the industry. Nature Consulting features superior quality products, reliable industry certifications, and a more scalable, diverse range of services than the competition. Its subsidiary, The Hemp Plug, is an innovative leader for quality extraction and sourcing, expert brand building, and targeted marketing for retailers and wholesalers throughout the world. They provide a range of scalable services for building CBD brands, from customization to order fulfillment to brand development and label design. The Company has the largest inventory of organic, non-GMO hemp and CBD products on the market. It enables third parties to enter into the growing CBD market, acting as a vertical incubator from seed to store shelves… from wholesale to internet to brick and mortar sales via its omnichannel strategy which maintains the growth of our customer base using creativity paired with the most advanced marketing tools, technology, and brand events. It provides its customers with Products, Website, Landing Pages, Digital Marketing, Social Media, White Paper and other Events marketing services. For more information about the Company please go to: www.thehemplug.com

Other Information:

Thunder Energies Corporation (the “Company”) has moved corporate offices to 3017 Greene Street, Hollywood, Florida, 33020. Telephone: (786) 686-0231.

Our website is www.natureconsulting.com

17

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Energies Corporation

By:	/s/ Yogev Shvo
Chief Executive Officer

Date:  August 28, 2020